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                                                                EXHIBIT 10.18(a)


                                  EXHIBIT "A"


                               ADDENDUM TO LEASE

                 FOR PREMISES COMMONLY KNOWN AND DESIGNATED AS:

            OFFICES #7, 8, AND 9, SECOND FLOOR OF THE SOUTH BUILDING
                             904 MANHATTAN AVENUE,
                          MANHATTAN BEACH, CALIFORNIA



          This Addendum to Lease executed on March _____, 2000, by and between DOLORES MCNABB, as Landlord, and SKECHERS U.S.A., Inc., a Delaware corporation, as Tenant, is an integral part of said Lease as if fully set forth therein.

     A.   OPTION TO EXTEND LEASE TERM.

     So long as Tenant has fully performed all the obligations on its part to be performed, Landlord hereby grants to Tenant two (2) consecutive options to extend this lease for five (5) years each, on the same terms and conditions as are contained herein except as to increases in real estate taxes as hereinafter provided. It is contemplated that Tenant's occupancy shall be continuous; therefore, in the event Tenant fails to exercise any of the options granted herein, the remaining options shall immediately expire and be of no further force or effect. The parties specifically acknowledge that the Lease rent terms provide for annual increases of 3%. Such increases shall continue to be applied annually during each and every option exercised hereunder.

     Tenant shall exercise each such option by delivering written notice to Landlord at least six (6) months, but not more that twelve (12) months, prior to the end of each five (5) year term. TIME IS OF THE ESSENCE IN REGARD TO THE DELIVERY OF THE NOTICE. In the event Tenant fails to deliver written notice as herein provided, the options granted herein shall expire and be of no further force or effect.

     B.   RENT.

     Tenant shall pay to Landlord rent, free from all claims, demands or set-offs against Landlord of any kind or character whatsoever, except as otherwise expressly provided to the contrary, in advance, in the amount of $199,804.15, payable $3,800.00 on execution of this lease and thereafter on the first day of each month (except May 1, 2000) as follows:


          June 1, 2000 to March 31, 2001               $3,800.00 per month
          April 1, 2001 to March 31, 2002              $3,914.00 per month
          April 1, 2002 to March 31, 2003              $4,031.42 per month
          April 1, 2003 to March 31, 2004              $4,152.36 per month
          April 1, 2004 to June 30, 2004               $4,276.93 per month

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Landlord agrees that Tenant shall be given possession on April, 2000 to install such tenant improvements as it deems necessary and proper for its purposes, however, nothing in this paragraph shall eliminate the requirement that Tenant obtain Landlord's approval prior to making any such tenant improvements.

     LATE PAYMENTS: In the event that Tenant shall fail to pay to landlord within 5 days of the date when due, any payment owing to Landlord pursuant to the terms of this Lease, Tenant shall pay Landlord a late charge in the amount of ten percent (10%) of the rent payment then due in addition to said rent.

     SQUARE FOOTAGE DISCLAIMER: The parties hereto hereby acknowledge that during the negotiations for this Lease, the parties discussed the rent as a function of an amount per square feet of rentable space. Prior to the execution of this Lease, Tenant has had the opportunity to inspect the space and satisfy itself as to the size and suitability of the space for its intended purposes. The parties hereto hereby agree the above dollar figures of rent shall be due and payable regardless of the actual square feet in the demised premises and Tenant acknowledges that Landlord makes no representation or warranty as to the actual size of the premises. Any discussions concerning a rental per square foot of space is superceded by this provision.

     C.   USE.

          The sole permitted use of the premised shall be commercial office and related activities.

     D.   REAL ESTATE TAXES-OPTION PERIODS

          Upon the exercise of the options hereinabove provided for, Tenant agrees to pay during the term of each such option period, or periods, as the case may be, its pro rata share of any increase in real estate taxes and assessments levied or imposed against the real property of which the demised premises are a part over an above the taxes imposed on said real property during the fifth year of the original term of this Lease (the base year). The parties hereto acknowledge and agree that Tenant occupies approximately 20% of the building and agree that for purposes of this provision that Tenant shall pay 20% of any such increase. Landlord shall provide Tenant with a copy of the tax bill for the fiscal year July 2003- June 2004 (the base year) of the initial term along with a copy of the tax bill for each year during any option period that Tenant continues in possession under this Lease. Tenant shall pay to Landlord one half of its pro rata share (20%) of such increase on or before December 10 of each year and the remaining on half of its pro rata share (20%) on or before April 10 of each year.

     E.   AIR CONDITIONING REPAIR AND MAINTENANCE.

          Landlord has provided an air conditioner in good working condition that services Officers 7, 8 and 9 on the second floor of the south building. Tenant hereby agrees that it will pay any and all costs related to the repair and maintenance of said air conditioner.

     F.   SECURITY DEPOSIT

          Tenant shall pay Landlord on execution of this Lease the sum of $4,000.00 as a security deposit in accordance with the provisions of Paragraph 19 of the lease.

     G.    PARKING

     Landlord hereby grants to Tenant the exclusive use of one (1) parking space, the location of which will be designated by Landlord.

     H.    RULES AND REGULATIONS

     The Rules and regulations attached hereto and hereby incorporated by this reference as if fully set forth herein and shall be an integral part of this Lease.

     I.    ASSIGNMENT

     Notwithstanding the provisions of Paragraph 11 of the Lease, no consent from Landlord shall be required for the assignment of this Lease under the following circumstances, each of which shall be considered a Permitted
Assignment:

           (1) the transfer of stock of Tenant to members of the immediate family of a shareholder of Tenant, to a living trust for estate-planning purposes, or by will or intestacy, or,
           (2) Tenant sells or offers for sale its voting stock to the public in accordance with the qualifications or registration requirements of the State of California and the Security Act of 1933, as amended.


     H.    TENANT'S RIGHT TO TERMINATE IN THE EVENT OF DESTRUCTION OF THE
           PREMISES

     Notwithstanding the provisions of Paragraph 16. DESTRUCTION OF PREMISES of the Lease, in the event Landlord cannot complete the repairs and return possession to Tenant within a period of six (6) months, Tenant shall have the option of terminating this Lease. Notice of such election to terminate shall be given by Tenant to landlord within ten (10) days of Tenant's receipt of written notice from Landlord that the repair period is projected to exceed (6) months. In the event Tenant fails to so notify Landlord in writing, this right to terminate shall expire.


     I.    MUTUAL INDEMNIFICATION

     Tenant Agrees to defend, with counsel reasonably satisfactory to Landlord, indemnify and hold harmless, Landlord, its agents, employees, officers, directors, shareholders, partners, members and representatives (collectively "Landlord") from and against any and all loss, cost, action liability, damage or expense, including but not limited to, penalties, fines, attorneys' fees or costs (collectively "claims"), to any person, property or entity resulting from the following: (i) the negligence or wilful misconduct of Tenant, its agents, employees or contractors; (ii) Tenant's default or breach of any of the terms and conditions of this Lease; and (iii) any occurrences within the Premises, not resulting from the negligence or wilful misconduct of Landlord, its agents, employees or contractors.

           Landlord agrees to defend with counsel reasonably satisfactory to Tenant, indemnify and hold harmless, Tenant, its agents, employees, officers, directors, shareholders, partners, members and representatives (collectively "Tenant") from and against any and all loss, costs, action, liability, damage or expense, including but not limited to, penalties, fines, attorneys' fees or costs (collectively "claims"), to any person, property or entity resulting from the following: (i) the negligence or wilful misconduct of Landlord, its agents, employees or contractors; (ii) Landlord's default or breach of any of the terms and conditions of this Lease; and (iii) any occurrences within the Premises, not resulting from the negligence or wilful misconduct of Tenant its agents, employees or contractors.

     Notwithstanding the foregoing, however, because Landlord is required to maintain property insurance on the Building, and because of the existence of waivers of subrogation set forth in this Lease, Landlord hereby agrees to defend, indemnify and hold Tenant harmless on any Claims to the extent such claim is covered by such insurance, even if resulting from the negligent acts, omissions or misconduct of Tenant or those of its agents, employees or contractors. Similarly, since Tenant must carry insurance to cover its personal property within the premises, and because of the waivers of subrogation set forth in this Lease, Tenant hereby agrees to defend, indemnify and hold Landlord harmless from any claims to the extent any such claim is covered by such insurance, if resulting from the negligent acts, omissions or misconduct of Landlord or those of its agents, employees or contractors. The provisions of this section shall survive the expiration or sooner termination of the Lease with respect to any occurrences, claims or liabilities occurring prior to such expiration or termination.



LANDLORD                               TENANT


DOLORES MC NABB                        SKECHERS USA, INC.,
                                       a Delaware corporation

Delores L. Mc Nabb                     by   /s/ Michael Greenberg
---------------------------              -------------------------

Date   April 15   , 2000               by   Michael Greenberg
    --------------                       -------------------------

                                       Date    4/14   , 2000
                                           -----------